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March 30, 1999


Mr. Robert L. Swanson
Vice President - Finance
13101 Northwest Freeway, Suite 320
Houston, Texas 77040

Re: Credit Agreement dated May 15, 1998 by and between Michael Petroleum Corporation ("Borrower") and Christiania Bank og Kreditkasse ASA, as Administrative Agent (the "Christiania" or "Agent")

Dear Robert:

As you know, we are in the process of redetermining the Borrowing Base under the captioned Agreement pursuant to Article 2.11. Based on this review, Christiania has determined the Borrowing Base, as of April 1, 1999 to be $23,000,000. Furthermore, the Borrowing Base shall be subject to the following terms and conditions:

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
Borrowing Base:     During the period commencing April 1, 1999 until the
                    Borrowing Base is redetermined in accordance with Article
                    2.11 (a) of the captioned Agreement, the amount of the Borrowing Base shall be $23,000,000. The Borrowing Base shall be reduced on the last day of each month by an amount equal to $1,500,000, (the "BB Reduction Amount"), commencing
                    October 31, 1999, and thereafter until the outstanding loan amount is repaid in full. The Agent preserves its right under the captioned Agreement to perform additional redeterminations of the Borrowing Base and the BB Reduction amount (an "Unscheduled Redetermination") at their sole discretion as provided for under Article 2.11 (d) of the captioned Agreement. Notwithstanding the above, Christiania will redetermine the Borrowing Base at the next mid-year review.

Use of Proceeds:    Borrower is permitted to use proceeds from the Credit
                    Facility to fund the April 1, 1999 interest payment due under its $135,000,000 Senior Notes (the "Notes").
                    Thereafter, Borrower is prohibited from using funds from the credit facility to fund interest and principal payment under the Notes.

Interest Margin:    As documented in the First Amendment to Credit Agreement,
                    the interest rate margin shall increase by 50 bps effective
                    April 1, 1999 for Prime Rate and Eurodollar Rate draws.

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Security:           Borrower agrees to work with Agent to insure first lien
                    coverage on at least 90% of Borrower's oil and gas reserve PV10 value (PV10 value as of the Huddleston & Co. reserve report dated March 31, 1999).

Debt Service
Reserve: Borrower agrees to set aside on a monthly basis, beginning May 1, 1999, funds from internal cash flow to insure payment of the interest payment on the Notes due October 1, 1999.
                    If requested by Agent, Borrower agrees to set aside these funds in an account designated by Agent. Borrower agrees to provide Agent a monthly accounting of funds on deposit in the Debt Service Reserve Account.
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Please acknowledge your agreement with the terms and conditions of the
Borrowing Base by signing in the appropriate place below:

MICHAEL PETROLEUM CORPORATION
As the Borrower



By:  /S/ROBERT L. SWANSON
    ------------------------------------
Name:
      ----------------------------------
Title:    VICE PRESIDENT
       ---------------------------------



CHRISTIANIA BANK OG KREDITKASSE, ASA
AS THE Agent and sole Lender



By:  /S/WILLIAM S. PHILLIPS
    ------------------------------------
Name:
      ----------------------------------
Title:    FIRST VICE PRESIDENT
       ---------------------------------



By:  /S/PETER DODGE
    ------------------------------------
Name:
      ----------------------------------
Title:    SENIOR VICE PRESIDENT
       ---------------------------------